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                                 EXHIBIT 23 (a)

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Oxford Health Plans, Inc.:

    We consent to the incorporation by reference in the registration statements (Nos. 33-49738, 33-70908, 333-988, 333-28109, 333-35693, 33-94242 and 333-79063)
on Form S-8 of Oxford Health Plans, Inc. of our reports dated February 10, 2000, except for the last paragraph of Notes 6 and 7 as to which the date is March 3, 2000, relating to the consolidated balance sheet of Oxford Health Plans, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity (deficit) and comprehensive earnings (loss) and cash flows for each of the years in the two year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Oxford Health Plans, Inc.


                                        Ernst & Young LLP



New York, New York
March 20, 2000


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